EXHIBIT 99.1

News Release        News Release            News Release           News Release

[LOGO OF AMERICAN EXPRESS]

Contacts:                 Tony Mitchell                   Michael J. O'Neill
                          212-640-9668                    212-640-5951
                          anthony.a.mitchell@aexp.com     mike.o'neill@aexp.com

FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------

    AMERICAN EXPRESS REPORTS RECORD EARNINGS AND REVENUES IN SECOND QUARTER

                  Results Reflect Record Cardmember Billings
                         and Excellent Credit Quality



                (Dollars in millions, except per share amounts)

                                                   Quarters Ended          Percentage       Six Months Ended     Percentage
                                                        June 30             Inc/(Dec)          June 30           Inc/(Dec)
                                             ------------------------      ----------     ---------------------  ----------
                                                2004          2003                         2004            2003
                                                ----          ----                         ----            ----
   Revenues                                  $  7,258         $ 6,356         14%        $ 14,168       $ 12,379      14%

   Income Before Accounting Change           $    876         $   762         15%          $1,741        $ 1,454      20%

   Net Income                                $    876         $   762         15%         $ 1,670*       $ 1,454      15%


   Earnings Per Common Share - Basic:
      Income Before Accounting Change        $   0.69         $  0.59         17%          $ 1.37         $ 1.13      21%
      Net Income                             $   0.69         $  0.59         17%          $ 1.31*        $ 1.13      16%

   Earnings Per Common Share - Diluted:
      Income Before Accounting Change        $   0.68         $  0.59         15%          $ 1.34         $ 1.12      20%
      Net Income                             $   0.68         $  0.59         15%          $ 1.29*        $ 1.12      15%

   Average Common Shares Outstanding
      Basic                                     1,263           1,283         (2%)          1,270          1,290      (2%)
      Diluted                                   1,288           1,295         (1%)          1,296          1,300       -

   Return on Average Total Shareholders'
   Equity**                                      21.2%          20.1%          -             21.2%          20.1%      -



* Reflects a $109 million non-cash pretax charge ($71 million after-tax), or $0.06 on a basic per share basis and $0.05 on a diluted per share basis, relating to the January 1, 2004, adoption of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and Separate Accounts" (SOP 03-1).

** Computed on a trailing 12-month basis using total Shareholders' Equity as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

         New York - July 26, 2004 - American Express Company today reported record net income of $876 million for the second quarter, up 15 percent from $762 million a year ago. Diluted earnings per share (EPS) rose to $0.68, also up 15 percent from $0.59 a year ago.
         The company's return on equity was 21.2 percent.
         Revenues totaled a record $7.3 billion, up 14 percent from $6.4 billion a year ago. This growth reflects record cardmember spending on American Express Cards, stronger financial advisor sales, higher client asset levels and increased travel sales.
         Consolidated expenses totaled $6.0 billion, up 14 percent from $5.3 billion a year ago. This increase reflects higher expenses for marketing, promotion, rewards and cardmember services, human resources and other operating expenses.
         "Our record results this quarter reflected outstanding growth in cardmember spending among consumers, small businesses, corporations and on cards issued on our network by bank partners," said Kenneth I. Chenault, Chairman and CEO. "Continued investments in the card business helped us to capitalize on competitive opportunities and generated broad increases in the retail, everyday spending, travel and entertainment sectors of the market.
         "Client assets and financial advisor sales continued to grow and credit quality remained at historically strong levels throughout the company.
         "We're entering the second half of the year in excellent competitive position with strong momentum in our major businesses."

     SECOND QUARTER 2004 RESULTS
         The second quarter revenues reflected 14 percent growth at Travel Related Services (TRS), 18 percent growth at American Express Financial Advisors (AEFA) and 2 percent growth at American Express Bank (AEB). More specifically,

        o Discount revenue increased 18 percent, reflecting a 19 percent rise in cardmember spending.
        o Management and distribution fees rose 32 percent due to higher asset and sales levels at AEFA.
        o Travel commissions and fees increased 26 percent as a result of higher travel sales.

        The acquisitions of Threadneedle Asset Management and Rosenbluth International in the second half of last year contributed approximately 2 percentage points to the company's overall revenue growth.

         Second quarter expenses reflected increases of 13 percent at TRS and 17 percent at AEFA, while expenses at AEB were essentially flat. More specifically,

       o Marketing, promotion, rewards and cardmember services expenses increased 33 percent, driven by a similar 33 percent increase at TRS.
       o Human resources expense increased 17 percent as a result of acquisitions in late 2003, increased management incentives costs, including an additional year of incremental stock-based compensation expenses, merit increases and employee benefits.
       o Other operating expenses rose 13 percent, including an 8 percent increase at TRS and a 32 percent increase at AEFA.

        These items were partially offset by a 9 percent decline in interest expense.

         Travel Related Services (TRS) reported record quarterly net income of $732 million, up 16 percent from $634 million a year ago.

         THE FOLLOWING DISCUSSION OF SECOND QUARTER RESULTS PRESENTS TRS SEGMENT RESULTS ON A "MANAGED BASIS," AS IF THERE HAD BEEN NO CARDMEMBER LENDING SECURITIZATION TRANSACTIONS. THIS IS THE BASIS USED BY MANAGEMENT TO EVALUATE OPERATIONS AND IS CONSISTENT WITH INDUSTRY PRACTICE. FOR FURTHER INFORMATION ABOUT MANAGED BASIS AND RECONCILIATION OF GAAP AND MANAGED TRS INFORMATION, SEE THE "MANAGED BASIS" SECTION BELOW. THE AEFA, AEB AND CORPORATE AND OTHER SECTIONS BELOW ARE PRESENTED ON A GAAP BASIS.

         Total net revenues rose 13 percent from the year-ago period, reflecting continued strong growth in spending on American Express Cards and increased travel sales.
         Discount revenue grew 18 percent driven by a 19 percent increase in billed business. These increases reflected higher average cardmember spending, the continued benefit of rewards programs and a net addition of over 4 million cards-in-force. The higher business volumes also reflected continuing growth in the retail, everyday spending, travel and entertainment sectors.
         Net finance charge revenue increased 4 percent as a result of increased worldwide lending balances, partially offset by a decline in portfolio yield.
         Travel commissions and fees grew 26 percent reflecting 34 percent growth in travel sales, including the benefits of the Rosenbluth acquisition. Net card fees increased 4 percent primarily as a result of a higher number of cards-in-force.
         Total expenses increased 12 percent reflecting higher marketing, promotion, rewards and cardmember services expenses, greater human resources expense and higher other operating costs. These increases were partially offset by lower provisions for losses, a decline in charge card interest expense and the benefits of cost-control initiatives.
         Marketing, promotion, rewards and cardmember services expenses increased 40 percent over the year-ago period. This growth reflected higher rewards costs driven by the strong increase in cardmember spending, a higher redemption rate and increased participation in loyalty programs. It also reflected the continued focus on business-building activities.
         Human resources expense increased 12 percent due to merit increases, higher management incentives, including an additional year of incremental stock-based compensation expenses, and employee benefits, in addition to the Rosenbluth acquisition in late 2003. Other operating expenses increased 10 percent.

         Credit quality remained very strong in both the charge and lending portfolios. The total provision for losses declined 9 percent, reflecting a decline of 10 percent in the lending provision and a 7 percent decrease in the charge card provision. Reserve coverage ratios remained strong.
         Charge card interest expense decreased 14 percent largely due to lower funding costs, which were partially offset by higher average receivable balances.

         American Express Financial Advisors (AEFA) reported second quarter net income of $174 million, up 11 percent from $157 million a year ago. Total revenues increased 18 percent.
         Management and distribution fees increased 32 percent, reflecting a significant rise in assets under management and stronger product sales. This improvement reflected the third quarter 2003 Threadneedle acquisition, higher average equity values and net asset inflows. Net investment income increased 6 percent from year-ago levels, including net investment gains in the current quarter versus net losses a year ago. Other revenues rose from last year, reflecting strong performance in the property-casualty business.
         Provisions for losses and benefits increased slightly, reflecting higher levels of annuities, insurance and certificate products, partially offset by lower interest crediting rates.
         Human resources and other operating expenses rose a combined 27 percent from year-ago levels. The increase reflected the Threadneedle acquisition, higher sales compensation-related expenses and costs related to various industry regulatory and legal matters.
         The effective tax rate at AEFA rose primarily as a result of required amendments to prior-year tax returns. On a pre-tax basis, AEFA's quarterly income rose 27 percent from year-ago levels.

         AMERICAN EXPRESS BANK (AEB) reported net income for the second quarter of $28 million, up 4 percent from $27 million a year ago.
         AEB's results included substantially lower provision for losses, reflecting lower loan volumes in the unsecured consumer-lending portfolio together with continued improvement in bankruptcy-related write-offs. The results also reflected higher commissions and fees in the financial institutions and private banking businesses, partially offset by lower net interest income from lower consumer loans, as well as higher operating expenses.

         Corporate and Other reported second quarter net expenses of $58 million in 2004 compared with $56 million in 2003. The results reflected an $18 million tax benefit from the final settlement of a Federal tax audit, offset by higher interest expense and increased corporate investment spending on compliance and technology projects.



                                      ***

     MANAGED BASIS - TRS
         Managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the company's balance sheet and income statements, respectively. The company presents TRS information on a managed basis because that is the way the company's management views and manages the business. Management believes that a full picture of trends in the company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans.
         Asset securitization is just one of several ways for the company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time.
         For example, irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the company's performance and which can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.
         The Consolidated Section of this press release and attachments provide the GAAP presentation for items described on a managed basis.


                                      ***

The following table reconciles the GAAP-basis TRS income statements to the managed-basis information.


--------------------------------------------------------------------------
Travel Related Services
Selected Financial Information
                                                                            ----------------------------------------------------
                                                                            ----------------------------------------------------

                                                                                   Effect of Securitizations (unaudited)
                                                                             Securitization
(preliminary, millions)                       GAAP Basis (unaudited)             Effect                 Managed Basis
                                         ---------------------------------  ------------------ ---------------------------------
                                         ---------------------------------
                                                               Percentage                                            Percentage
Quarters Ended June 30,                      2004        2003   Inc/(Dec)     2004     2003        2004       2003     Inc/(Dec)
                                         ----------- ---------------------  ------------------ ---------------------------------
                                         ----------- ---------------------  ------------------ ---------------------------------
Net revenues:

  Discount revenue                       $  2,529     $ 2,152      18%
  Lending:
    Finance charge revenue                    697         598      16       $  489    $ 566     $ 1,186    $ 1,164        2%
    Interest expense                          136         115      18           61       95         197        210       (6)
                                         ----------- ----------             ------------------ ----------------------
                                         ----------- ----------             ------------------ ----------------------
      Net finance charge revenue              561         483      16          428      471         989        954        4
  Net card fees                               472         455       4
  Travel commissions and fees                 468         373      26
  Other commissions and fees                  551         457      21           50       45         601        502       20
  Travelers Cheque investment income           95          92       2
  Securitization income, net                  282         300      (6)        (282)    (300)          -          -       -
  Other revenues                              420         422      (1)
                                         ----------- ----------             ------------------ ----------------------
                                         ----------- ----------             ------------------ ----------------------
        Total net revenues                  5,378       4,734      14          196      216       5,574      4,950       13
Expenses:
  Marketing, promotion, rewards and
    Cardmember services                     1,225         918      33           (6)     (48)      1,219        870       40
  Provision for losses and claims:
    Charge card                               189         205      (7)
    Lending                                   314         278      13          205      297         519        575      (10)
    Other                                      33          37     (13)
                                         ----------- ----------             ------------------ ----------------------
                                         ----------- ----------             ------------------ ----------------------
      Total                                   536         520       3          205      297         741        817       (9)
  Charge card interest expense                175         204     (14)
  Human resources                           1,081         965      12
  Other operating expenses                  1,282       1,190       8           (3)     (33)      1,279      1,157       10
                                         ----------- ----------             ------------------ ----------------------
        Total expenses                      4,299       3,797      13       $  196   $  216     $ 4,495    $ 4,013       12
                                         ----------- ----------             ------------------ ----------------------
                                         ----------- ----------             ------------------ ----------------------
Pretax income                               1,079         937      15
                                                                            ----------------------------------------------------
                                                                            ----------------------------------------------------
Income tax provision                          347         303      14
                                         ----------- ----------
                                         ----------- ----------
Net income                               $    732     $   634      16
                                         =========== ==========
                                         =========== ==========



Note: Certain prior period amounts have been reclassified to conform to current-year presentation.



              American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

                                      ***

              Note: The 2004 Second Quarter Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss second quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

              THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED
TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST-CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO COST EFFECTIVELY MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING CONTAINING THE GROWTH OF ITS MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES; THE COMPANY'S ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY OF THE COMPANY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING AND TO ACTUALLY SPEND SUCH FUNDS TO THE EXTENT AVAILABLE, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT EXPOSURES BOTH IN THE UNITED STATES AND INTERNATIONALLY; VOLATILITY IN THE VALUATION ASSUMPTIONS FOR THE INTEREST-ONLY (I/O) STRIP RELATING TO TRS' LENDING SECURITIZATIONS; FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS; AEFA'S ABILITY TO RECOVER DEFERRED ACQUISITION COSTS (DAC), AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN MUTUAL FUND PRODUCTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; THE ABILITY TO IMPROVE INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES, INCLUDING ATTRACTING AND RETAINING HIGH-QUALITY PERSONNEL; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, INCLUDING INCREASED REVENUES, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM CONTINUING GEOPOLITICAL UNCERTAINTY; THE OVERALL LEVEL OF CONSUMER CONFIDENCE; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; AEFA'S ABILITY TO DEVELOP AND ROLL OUT NEW AND ATTRACTIVE PRODUCTS TO CLIENTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY MUTUAL FUNDS AND OTHER RETAIL FINANCIAL PRODUCTS TO CLIENTS; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE UNITED STATES AND INTERNATIONALLY; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF TRS'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE COSTS AND INTEGRATION OF ACQUISITIONS; AND OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AND ITS OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)


(Millions)
                                                         Quarters Ended                          Six Months Ended
                                                            June 30,                                 June 30,
                                                    -----------------------   Percentage    --------------------------   Percentage
                                                       2004         2003       Inc/(Dec)       2004            2003       Inc/(Dec)
                                                    ----------   ----------   ----------    ----------      ----------   ----------
Revenues
  Discount revenue                                  $   2,529    $   2,152         17.5 %   $   4,897       $   4,128         18.6 %
  Management and distribution fees                        750          569         31.8         1,529           1,089         40.4
  Net investment income                                   785          780          0.6         1,526           1,547         (1.4)
  Cardmember lending net finance charge revenue           561          483         15.9         1,102           1,035          6.5
  Net card fees                                           472          455          3.9           944             906          4.3
  Travel commissions and fees                             468          373         25.7           885             713         24.2
  Other commissions and fees                              565          466         21.1         1,094             943         15.9
  Insurance and annuity revenues                          378          341         11.2           742             655         13.3
  Securitization income, net                              282          300         (5.8)          512             511          0.1
  Other                                                   468          437          6.8           937             852         10.0
                                                    ----------   ----------                 ----------      ----------
    Total revenues                                      7,258        6,356         14.2        14,168          12,379         14.5
Expenses
  Human resources                                       1,839        1,576         16.6         3,618           3,066         18.0
  Marketing, promotion, rewards
    and cardmember services                             1,250          944         32.5         2,297           1,719         33.6
  Provision for losses and benefits                     1,080        1,075          0.5         2,102           2,185         (3.8)
  Interest                                                210          231         (9.2)          413             461        (10.5)
  Other operating expenses                              1,613        1,433         12.6         3,224           2,855         13.0
                                                    ----------   ----------                 ----------      ----------
    Total expenses                                      5,992        5,259         14.0        11,654          10,286         13.3
                                                    ----------   ----------                 ----------      ----------
Pretax income before accounting change                  1,266        1,097         15.4         2,514           2,093         20.1
Income tax provision                                      390          335         16.1           773             639         21.0
                                                    ----------   ----------                 ----------      ----------
Income before accounting change                           876          762         15.1         1,741           1,454         19.7
Cumulative effect of accounting change,
  net of tax                                                -            -            -           (71)(A)           -            -
                                                    ----------   ----------                 ----------      ----------
Net income                                          $     876    $     762         15.1     $   1,670       $   1,454         14.9
                                                    ==========   ==========                 ==========      ==========

Note: Certain prior period amounts have been reclassified to conform to current year presentation.

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax) related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)


(Billions)

                                                       June 30,     December 31,
                                                         2004           2003
                                                     ------------   ------------
Assets
  Cash and cash equivalents                          $         6    $         6
  Accounts receivable                                         32             31
  Investments                                                 58             57
  Loans                                                       34             32
  Separate account assets                                     33             31
  Other assets                                                16             18
                                                     ------------   ------------
    Total assets                                     $       179    $       175
                                                     ============   ============

Liabilities and Shareholders' Equity
  Separate account liabilities                       $        33    $        31
  Short-term debt                                             17             19
  Long-term debt                                              23             21
  Other liabilities                                           91             89
                                                     ------------   ------------
    Total liabilities                                        164            160
                                                     ------------   ------------

  Shareholders' Equity                                        15             15
                                                     ------------   ------------
    Total liabilities and shareholders' equity       $       179    $       175
                                                     ============   ============

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY
                                  (Unaudited)


(Millions)
                                                      Quarters Ended                           Six Months Ended
                                                         June 30,                                  June 30,
                                                  -----------------------   Percentage    --------------------------   Percentage
                                                     2004         2003       Inc/(Dec)       2004            2003       Inc/(Dec)
                                                  ----------   ----------   ----------    ----------      ----------   ----------
REVENUES (A)
  Travel Related Services                         $   5,378    $   4,734         13.6 %   $  10,428       $   9,220         13.1 %
  American Express Financial Advisors                 1,763        1,496         17.9         3,491           2,907         20.1
  American Express Bank                                 203          200          1.8           413             397          4.2
                                                  ----------   ----------                 ----------      ----------
                                                      7,344        6,430         14.2        14,332          12,524         14.4
  Corporate and other,
    including adjustments and eliminations              (86)         (74)       (16.7)         (164)           (145)       (13.0)
                                                  ----------   ----------                 ----------      ----------

CONSOLIDATED REVENUES                             $   7,258    $   6,356         14.2     $  14,168       $  12,379         14.5
                                                  ==========   ==========                 ==========      ==========

PRETAX INCOME (LOSS) BEFORE ACCOUNTING CHANGE
  Travel Related Services                         $   1,079    $     937         15.2     $   2,052       $   1,795         14.3
  American Express Financial Advisors                   264          209         26.5           581             387         50.2
  American Express Bank                                  42           39          9.4            90              68         32.3
                                                  ----------   ----------                 ----------      ----------
                                                      1,385        1,185         17.0         2,723           2,250         18.7
  Corporate and other                                  (119)         (88)       (37.2)         (209)           (157)       (33.2)
                                                  ----------   ----------                 ----------      ----------

PRETAX INCOME BEFORE ACCOUNTING CHANGE            $   1,266    $   1,097         15.4     $   2,514       $   2,093         20.1
                                                  ==========   ==========                 ==========      ==========
NET INCOME (LOSS)
  Travel Related Services                         $     732    $     634         15.6     $   1,397       $   1,218         14.7
  American Express Financial Advisors                   174          157         11.1           331 (B)         290         14.3
  American Express Bank                                  28           27          3.6            58              46         25.2
                                                  ----------   ----------                 ----------      ----------
                                                        934          818         14.3         1,786           1,554         14.9
  Corporate and other                                   (58)         (56)        (4.3)         (116)           (100)       (16.1)
                                                  ----------   ----------                 ----------      ----------

NET INCOME                                        $     876    $     762         15.1     $   1,670 (B)   $   1,454         14.9
                                                  ==========   ==========                 ==========      ==========

(A) Managed net revenues are reported net of American Express Financial Advisors' provision for losses and benefits and exclude the effect of TRS' securitization activities. The following table reconciles consolidated GAAP revenues to Managed Basis net revenues:

        GAAP revenues                             $   7,258    $   6,356         14.2 %   $  14,168       $  12,379         14.5 %
          Effect of TRS securitizations                 196          216                        475             480
          Effect of AEFA provisions                    (532)        (526)                    (1,033)         (1,032)
                                                  ----------   ----------                 ----------      ----------
        Managed net revenues                      $   6,922    $   6,046         14.5     $  13,610       $  11,827         15.1
                                                  ==========   ==========                 ==========      ==========

(B) Reflects a $109 million non-cash pretax charge ($71 million after-tax) related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)
                                  (UNAUDITED)

                                                       Quarters Ended                           Six Months Ended
                                                          June 30,                                  June 30,
                                                  -----------------------   Percentage     --------------------------   Percentage
                                                     2004         2003       Inc/(Dec)        2004            2003       Inc/(Dec)
                                                  ----------   ----------   ----------     ----------      ----------   ----------
EARNINGS PER SHARE

BASIC
  Income before accounting change                 $    0.69    $    0.59           17  %   $    1.37       $    1.13           21  %

  Net income                                      $    0.69    $    0.59           17  %   $    1.31 (A)   $    1.13           16  %
                                                  ==========   ==========                  ==========      ==========

Average common shares outstanding (millions)          1,263        1,283           (2) %       1,270           1,290           (2) %
                                                  ==========   ==========                  ==========      ==========

DILUTED
  Income before accounting change                 $    0.68    $    0.59           15  %   $    1.34       $    1.12           20  %

  Net income                                      $    0.68    $    0.59           15  %   $    1.29 (A)   $    1.12           15  %
                                                  ==========   ==========                  ==========      ==========

Average common shares outstanding (millions)          1,288        1,295           (1)         1,296           1,300            -
                                                  ==========   ==========                  ==========      ==========

Cash dividends declared per common share          $    0.10    $    0.10            -      $    0.20       $    0.18           11  %
                                                  ==========   ==========                  ==========      ==========

                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)

                                                       Quarters Ended                           Six Months Ended
                                                           June 30,                                 June 30,
                                                  -----------------------   Percentage     --------------------------   Percentage
                                                     2004         2003       Inc/(Dec)        2004            2003       Inc/(Dec)
                                                  ----------   ----------   ----------     ----------      ----------   ----------
Return on average total shareholders' equity (B)       21.2%        20.1%                       21.2%           20.1%
Common shares outstanding (millions)                  1,267        1,286           (1) %       1,267           1,286           (1) %
Book value per common share                       $   11.96    $   11.27            6  %   $   11.96       $   11.27            6  %
Shareholders' equity (billions)                   $    15.2    $    14.5            5  %   $    15.2       $    14.5            5  %

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax), or $0.06 on a basic per share basis and $0.05 on a diluted per share basis, related to the January 1, 2004 adoption of SOP 03-1.

(B) Computed on a trailing 12-month basis using total shareholders' equity as included in the Consolidated Financial Statements prepared in accordance with GAAP.